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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 16, 2006

                               ENDWAVE CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

             000-31635                                95-4333817
       (Commission File No.)               (IRS Employer Identification No.)

              776 Palomar Avenue
             Sunnyvale, California                      94085
    (Address of principal executive offices)          (Zip Code)

        Registrant's telephone number, including area code (408) 522-3100

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On January 16, 2006, Endwave Corporation entered into a frame purchase agreement with Siemens S.p.A. As with all frame agreements, the Siemens agreement provides for the general terms and conditions of purchases of Endwave products by Siemens, but does not contain any obligation to purchase by Siemens. Any purchase obligations would be evidenced by purchase orders issued pursuant to the terms of the frame agreement. The specific Endwave products covered by this agreement include various models of microwave radio frequency transceivers to be supplied for Siemens' global cellular telephone network and backhaul market products. The term of the agreement is 36 months, and applies to all purchases of radio transceiver orders during the term from any qualifying Siemens operating unit, affiliate, or subsidiary. Payments to Endwave shall be denominated in US dollars, using a 45-day electronic payment period. A companion logistics appendix with subsumed annexes defines operating rules, including electronic forecasting, cancellation flexibility rules, buffer stocking, and unit repair.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ENDWAVE CORPORATION

Dated: January 19, 2006                    By:    /s/ JULIANNE M. BIAGINI
                                                  ------------------------------
                                                  Julianne M. Biagini
                                           Title: Executive Vice President and
                                                  Chief Financial Officer